Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-120377, No. 333-97537, No. 333-97533, No. 33-96582, No. 33-96580, No. 333-34509 and No. 333-91591 of Canterbury Park Holding Corporation on Form S-8 of our report dated March 25, 2005 relating to the financial statements of Canterbury Park Holding Corporation appearing in this Annual Report on Form 10-K of Canterbury Park Holding Corporation for the year ended December 31, 2004.

Deloitte & Touche LLP

Minneapolis, Minnesota

March 25, 2005